Exhibit (a)(1)

CERTIFICATE OF TRUST

OF

ALTERNATIVE INVESTMENT PARTNERS ABSOLUTE RETURN FUND

Dated as of April 28, 2005

The undersigned, the trustees of Alternative Investment Partners Absolute Return Fund, desiring to form a statutory trust pursuant to the Delaware Statutory Trust Act, 12 Del. C. § 3810, hereby certify as follows:

1.	The name of the statutory trust is Alternative Investment Partners Absolute Return Fund (the “Trust”).

2.	The business address of the registered office of the Trust is The Corporation Trust Company, 1209 Orange Street, Wilmington, DE 19801. The name of the Trust’s registered agent at such address is The Corporation Trust Company.

3.	Pursuant to the § 3807(b) of the Delaware Statutory Trust Act, notice is hereby given that the Trust will become a registered investment company under the Investment Company Act of 1940, as amended.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Trust as of this      day of April, 2005.

By:	/s/ Michael Bozic
Michael Bozic Trustee

By:	/s/ Edwin J. Garn
Edwin J. Garn Trustee

By:	/s/ Wayne E. Hedien
Wayne E. Hedien Trustee

By:	/s/ Manuel H. Johnson
Dr. Manuel H. Johnson Trustee

By:	/s/ Joseph J. Kearns
Joseph J. Kearns Trustee

By:	/s/ Michael E. Nugent
Michael E. Nugent Trustee

/s/ Fergus Reid
By:	Fergus Reid Trustee

By:	/s/ Charles A. Fiumefreddo
Charles A. Fiumefreddo Trustee

By:	/s/ James F. Higgins
James F. Higgins Trustee

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